UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 18, 2017

Forterra, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor, Irving, TX	75062
(Address of Principal Executive Offices)	(Zip Code)

(469) 458-7973
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Entry into Employment Agreements
On December 18, 2017, Forterra, Inc. (the “Company”) entered into employment agreements (the “Employment Agreements”) with Mark Carpenter and Lori Browne (the “Executives”). The Employment Agreements are intended to align the compensation and benefits of the Executives with the Company’s other executive officers and standardize executive officer employment agreements across the Company.
The Employment Agreements entitle the Executives to the following annual base salaries: $375,000 for Mark Carpenter and $350,000 for Lori Browne. Per the Employment Agreements, the Executives are each eligible to earn an annual cash performance bonus in a target amount of not less than 75% and a maximum amount of 150% of their then annual base salary. The Employment Agreements also provide certain other benefits and perquisites, which are discussed in detail in the Employment Agreements.
In the event of a termination of an Executive’s employment as the result of his or her death or a termination by the Company due to disability, the Company will pay the Executive (i) the Executive’s base salary through the termination date, (ii) any unreimbursed business expenses, (iii) any annual bonus earned by the Executive for any calendar year completed prior to the termination date that remains unpaid, (iv) any amounts arising from the Executive’s participation in, or benefits under, any employee benefit plans or programs (items (i) through (iv) collectively, the “Accrued Rights”) and (v) any additional payments determined by the Board. In addition to the Accrued Rights, in the event of a termination by the Company without Cause or by the Executive for Good Reason, the Executive will receive (i) the Executive’s base salary payable in accordance with regular payroll practices for a period of 12 months, (ii) a lump sum performance bonus for the calendar year of termination pro-rated through the termination date and (iii) payment or reimbursement for the cost of up to one year of COBRA continuation coverage for the Executive and his or her covered dependents.
In the event of termination by the Company for Cause or by the Executive for no Good Reason, the Executive will only be entitled to receive the Accrued Rights.
The Employment Agreements also contain confidentiality, non-compete and non-solicitation provisions applicable during and following termination of employment.
The foregoing description is not a complete description of the Employments Agreements and is qualified in its entirety by reference to the full text of the Employments Agreements, a copy of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated by reference in this Item 5.02. Any capitalized terms not defined herein are defined in each of the Employment Agreements.

Item 9.01 - Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 18, 2017 by and between the Company and Mark Carpenter.
10.2	Employment Agreement, dated as of December 18, 2017 by and between the Company and Lori Browne.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

/s/ Lori M. Browne
Lori M. Browne
Senior Vice President, General Counsel and Secretary
Date: December 19, 2017